SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 9, 2004

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 1-2348	PG&E Corporation Pacific Gas and Electric Company	California California	94-3234914 94-0742640

Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177		PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000		PG&E Corporation (415) 267-7000

(Registrant's telephone number, including area code)

Item 5.  Other Events and Regulation FD Disclosure

Pacific Gas and Electric Company’s Chapter 11 Proceeding

           On April 9, 2004, the U.S. District Court for the Northern District of California (District Court) denied a motion to stay the implementation of Pacific Gas and Electric Company’s plan of reorganization (Plan) on the previously announced effective date of April 12, 2004.  The request for a stay had been filed by two California Public Utilities Commission (CPUC) commissioners who filed an appeal of the order issued by the U.S. Bankruptcy Court for the Northern District of California confirming the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION
BRUCE R. WORTHINGTON

Bruce R. Worthington Senior Vice President and General Counsel

PACIFIC GAS AND ELECTRIC COMPANY
DINYAR B. MISTRY

Dinyar B. Mistry Vice President and Controller

Dated: April 9, 2004